Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

December 31, 2023

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
December 31, 2023
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Fourth Quarter 2023 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	12

Consolidated Financial Statements
Consolidated Balance Sheets	13
Consolidated Statements of Income	14

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	15
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	16
Funds from Operations	17
Market Capitalization, Debt Ratios and Liquidity	18
Additional Disclosures	19

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	21
Leasing Activity	22
Leases Executed But Not Yet Rent Commenced	23
Retail Portfolio Lease Expiration Schedules	24

Property Data
Property Status Report	26
Property Acquisitions and Dispositions	29
Development, Redevelopment and Anchor Repositioning Projects	30

Debt Schedules
Debt Summary	32
Mortgage Debt Summary	33
Debt Maturity Schedule	34

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Fourth Quarter and Full Year 2023 Results
-- Provides 2024 Earnings Outlook --
-- Board Raises Quarterly Cash Dividend by 6% --

NEW YORK, NY, February 14, 2024 - Urban Edge Properties (NYSE:UE) (the "Company") today announced its results for the quarter and year ended December 31, 2023.

“2023 was a year of outstanding execution for Urban Edge,” said Jeff Olson, Chairman and CEO. “Across the company, our team delivered exceptional results, ending the year especially strong as highlighted by our financing, leasing and capital recycling activity in the fourth quarter. We also simplified our business by selling our warehouse portfolio and acquiring two of the highest quality shopping centers in Boston in an accretive transaction. We remain encouraged by the continued demand from retailers in our markets and the record low levels of new supply helping to drive rental rates in our portfolio. We look forward to building on our momentum and continuing to successfully execute on our growth strategy in 2024.”

Financial Results(1)(2)

(in thousands, except per share amounts)	4Q23	4Q22	FY 2023	FY 2022
Net income attributable to common shareholders	$221,235	$13,675	$248,497	$46,170
Net income per diluted share	1.88	0.12	2.11	0.39
Funds from Operations ("FFO")	45,676	38,827	184,438	145,172
FFO per diluted share	0.37	0.32	1.51	1.19
FFO as Adjusted	37,916	40,578	153,050	148,458
FFO as Adjusted per diluted share	0.31	0.33	1.25	1.21
FFO as Adjusted for the year ended December 31, 2023 increased by 3.3% per share as compared to 2022 and benefited from rent commencements on new leases, higher net recovery income, and lower operating and general and administrative expenses.

Same-Property Operating Results Compared to the Prior Year Period(3)

	4Q23	FY 2023
Same-property Net Operating Income ("NOI") growth (decline)	(2.0)%	1.1%
Same-property NOI growth (decline), including properties in redevelopment	(1.3)%	2.5%
Same-property NOI growth (decline), adjusted for the collection of amounts previously deemed uncollectible	(0.1)%	2.9%
Same-property NOI growth, including properties in redevelopment, adjusted for the collection of amounts previously deemed uncollectible	0.6%	4.3%
Increases in same-property NOI metrics for the year ended December 31, 2023 were driven by rent commencements on new leases, higher net recovery income and lower operating expenses. As expected and previously noted, the decrease in NOI for the quarter ended December 31, 2023 was driven by the timing of deferred maintenance projects and lower net recoveries from tenant vacancies, and the collection of amounts deemed uncollectible in the fourth quarter of 2022.

Operating Results(1)(3)
•Reported same-property portfolio leased occupancy of 96.0%, an increase of 150 basis points compared to September 30, 2023 and 100 basis points compared to December 31, 2022.
•Reported consolidated portfolio leased occupancy, excluding Sunrise Mall and Kingswood Center, of 95.9%, an increase of 150 basis points compared to September 30, 2023 and 110 basis points compared to December 31, 2022.
•Executed 51 new leases, renewals and options totaling 647,000 sf during the quarter. New leases totaled 234,000 sf, of which 221,000 sf was on a same-space basis and generated an average cash spread of 37.5%. New leases, renewals and options totaled 634,000 sf on a same-space basis and generated an average rent spread of 18.1% on a cash basis.
•Executed 174 new leases, renewals and options totaling 2,006,000 sf during the year. New leases totaled 486,000 sf, of which 418,000 sf was on a same-space basis and generated an average cash spread of 24.2%. New leases, renewals and options totaled 1,938,000 sf on a same-space basis and generated an average rent spread of 11.9% on a cash basis.

Leasing, Development and Redevelopment
During the quarter, the Company executed 234,000 sf of new leases, including leases with Dollar Tree at Carlstadt Commons, a national apparel retailer at Manalapan Commons, and a single national credit tenant at Totowa Commons to backfill spaces previously leased to Bed Bath & Beyond and Harmon Face Values.
The Company commenced $37.6 million of redevelopment projects during the quarter and has $168.1 million of active redevelopment projects underway, with estimated remaining costs to complete of $112.2 million. The active redevelopment projects are expected to generate an approximate 15% unleveraged yield.
During the quarter, seven redevelopment projects reached stabilization with aggregate costs of $38 million, highlighted by Sector Sixty6 commencing operations at the Shops at Caguas in late October. The remaining project stabilizations include Aldi and Lot Less at Shops at Bruckner, Golf Galaxy at Goucher Commons, CityMD at Briarcliff Commons, Saver's Thrift at Plaza at Cherry Hill, three boutique fitness studios at Huntington Commons, and Aldi at Greenbrook Commons.
As of December 31, 2023, the Company has signed leases that have not yet rent commenced that are expected to generate an additional $27 million of future annual gross rent, representing approximately 11% of NOI generated for the year ended December 31, 2023. Approximately $6.2 million of this amount is expected to be recognized in 2024.

Acquisition and Disposition Activity
On October 23, 2023, the Company closed on the $309 million acquisition of Shoppers World and Gateway Center, two high-quality shopping centers in the greater Boston area. Shoppers World is the premier open air shopping center in the Boston suburbs and totals 752,000 sf, anchored by Best Buy, Nordstrom Rack and several TJX Companies concepts including T.J. Maxx, Marshalls, HomeSense, and Sierra Trading. Gateway Center, a 640,000 sf shopping center, is anchored by Target, Costco and Home Depot.
During the quarter, the Company closed on the sale of two properties and one property parcel for an aggregate sales price of $318 million. The dispositions totaled 1.5 million sf and included the East Hanover Warehouses portfolio, Freeport Commons, and a CubeSmart self-storage facility located at our Tonnelle Commons property. The East Hanover Warehouses portfolio and Freeport Commons had outstanding mortgages aggregating approximately $83 million that were repaid at closing.
The proceeds from the dispositions of the East Hanover Warehouses portfolio and Freeport Commons were used to partially fund the acquisitions of Shoppers World and Gateway Center and were structured as part of a 1031 exchange which allowed for the deferral of capital gains resulting from the sales.
On February 8, 2024, the Company acquired Heritage Square, an unencumbered 87,000 sf shopping center located in Watchung, NJ, for a purchase price of $34 million. The property is anchored by Ulta and two TJX Companies concepts, HomeSense and Sierra Trading, and includes three outparcels with a fourth currently under construction. The capitalization rate on this transaction is approximately 7.8% and was funded using cash on hand.
Subsequent to December 31, 2023, the Company is under contract to sell its 95,000 sf property located in Hazlet, NJ for a price of $8.7 million, and its 127,000 sf industrial property located in Lodi, NJ for a price of $29.2 million.

Financing and Other Activity
As of December 31, 2023, there was $153 million drawn under the Company's $800 million revolving credit agreement bearing interest at 6.56%.
On November 20, 2023, the Company obtained a six-year, $43.7 million non-recourse mortgage secured by its property Huntington Commons, located in Huntington, NY. The loan bears interest at a fixed rate of 6.29%.
On November 29, 2023, the Company paid off the $20.6 million mortgage secured by its property, Hudson Mall. The mortgage had a maturity date of December 1, 2023 and a fixed interest rate of 5.07% on the payoff date.
On January 2, 2024, the Company paid off three variable rate mortgage loans aggregating $75.7 million that were due to mature in the fourth quarter of 2024 and bore interest at a rate of SOFR plus 200 bps, or 7.34%, on the date of repayment. The mortgages were secured by the following properties: Hudson Commons, Greenbrook Commons, and Gun Hill Commons. Subsequent to these repayments, the Company has limited debt maturities aggregating $213 million coming due through December 31, 2026. These maturities represent approximately 13% of outstanding debt.
During the fourth quarter, we successfully resolved a litigation matter resulting in a $10 million cash payment to the Company related to unpaid rental income during the period from March 2020 through March 2021.

Balance Sheet and Liquidity(1)(4)(5)
Balance sheet highlights as of December 31, 2023 include:
•Total liquidity of approximately $791 million, consisting of $174 million of cash on hand and $617 million available under the Company's $800 million revolving credit agreement, including undrawn letters of credit.
•Mortgages payable of $1.6 billion, with a weighted average term to maturity of five years. Approximately 95% of the outstanding debt is fixed rate or hedged.
•$153 million drawn on our $800 million revolving credit agreement, which matures on February 9, 2028, including two six month options.
•Total market capitalization of approximately $4.0 billion comprised of 123.3 million fully-diluted common shares valued at $2.3 billion and $1.7 billion of debt.
•Net debt to total market capitalization of 39%.

2024 Outlook
The Company announced its outlook for full-year 2024 performance including anticipated net income of $0.12 to $0.17 per diluted share, FFO of $1.20 to $1.25 per diluted share, and FFO as Adjusted of $1.24 to $1.29 per diluted share. A reconciliation of net income to FFO and FFO as Adjusted, the assumptions related to the 2024 outlook, and a reconciliation bridging our 2023 FFO per diluted share to our 2024 estimates are included on page 4.

Dividend
On February 13, 2024, the Board of Trustees declared a regular quarterly dividend of $0.17 per common share, resulting in an indicated annual rate of $0.68 per share, an increase of $0.04 per share or 6.25%, over the prior annual rate. The dividend will be payable on March 29, 2024 to common shareholders of record on March 15, 2024.

Earnings Conference Call Information
The Company will host an earnings conference call and audio webcast on February 14, 2024 at 8:30am ET. All interested parties can access the earnings call by dialing 1-877-407-9716 (Toll Free) or 1-201-493-6779 (Toll/International) using conference ID 13742781. The call will also be webcast and available in listen-only mode on the investors page of our website: www.uedge.com. A replay will be available at the webcast link on the investors page for one year following the conclusion of the call. A telephonic replay of the call will also be available starting February 14, 2024 at 11:30am ET through Wednesday, February 28, 2024 at 11:59pm ET by dialing 1-844-512-2921 (Toll Free) or 1-412-317-6671 (Toll/International) using conference ID 13742781.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 7 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter ended December 31, 2023.
(3) Refer to page 8 for a reconciliation of net income to NOI and Same-Property NOI for the quarter ended December 31, 2023.
(4) Net debt as of December 31, 2023 is calculated as total consolidated debt of $1.7 billion less total cash and cash equivalents, including restricted cash, of $174 million.
(5) Refer to page 18 for the calculation of market capitalization as of December 31, 2023.

2024 Earnings Guidance
The Company's 2024 earnings guidance anticipates net income of $0.12 to $0.17 per diluted share, FFO of $1.20 to $1.25 per diluted share, and FFO as Adjusted of $1.24 to $1.29 per diluted share. Below is a summary of the underlying assumptions and a reconciliation of the range of estimated earnings, FFO, and FFO as Adjusted per diluted share.
The Company's full year outlook is based on the following assumptions:
•Same-property NOI growth, including properties in redevelopment, of 3.0% to 5.0%.
•Acquisitions of $34 million and dispositions ranging from $8 million to $40 million.
•Recurring G&A expenses ranging from $35.5 million to $37.5 million.
•Interest and debt expense ranging from $83 million to $85 million.
•Excludes items that impact FFO comparability, including gains and/or losses on extinguishment of debt, transaction, severance, litigation, or any one-time items outside of the ordinary course of business.

	Guidance 2024E		Per Diluted Share(1)
(in thousands, except per share amounts)	Low	High	Low	High
Net income	$14,200	$20,300	$0.12	$0.17
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(1,400)	(1,400)	(0.01)	(0.01)
Consolidated subsidiaries	800	800	0.01	0.01
Net income attributable to common shareholders	13,600	19,700	0.11	0.16
Adjustments:
Rental property depreciation and amortization	131,500	131,500	1.07	1.07
Limited partnership interests in operating partnership	1,400	1,400	0.01	0.01
FFO Applicable to diluted common shareholders	146,500	152,600	1.20	1.25
Adjustments to FFO:
Impact of property in foreclosure	5,500	5,500	0.04	0.04
Transaction, severance, litigation and other expenses	400	400	—	—
FFO as Adjusted applicable to diluted common shareholders	$152,400	$158,500	$1.24	$1.29
(1) Amounts may not foot due to rounding.

The following table is a reconciliation bridging our 2023 FFO per diluted share to the Company's estimated 2024 FFO per diluted share:

	Per Diluted Share(1)
	Low	High
2023 FFO applicable to diluted common shareholders	$1.51	$1.51
2023 Items impacting FFO comparability(2)	(0.26)	(0.26)
2024 Impact of property in foreclosure	(0.04)	(0.04)
Same-property NOI growth, including redevelopment	0.06	0.09
Acquisitions net of dispositions NOI growth	0.05	0.05
Interest and debt expense(3)	(0.07)	(0.06)
Recurring general and administrative	(0.01)	—
Straight-line rent and non-cash items	(0.02)	(0.02)
Lease termination and other income	(0.01)	(0.01)
2024 FFO applicable to diluted common shareholders	$1.20	$1.25
(1) Amounts may not foot due to rounding.
(2) Includes adjustments to FFO for fiscal year 2023 which impact comparability. See "Reconciliation of Net Income to FFO and FFO as Adjusted" on page 7 for more information.
(3) Excludes the impact of Kingswood Center.

The Company is providing a projection of anticipated net income solely to satisfy the disclosure requirements of the Securities and Exchange Commission. The Company's projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that our actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2024 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures on page 10 of this document and “Risk Factors” disclosed in the Company's annual and quarterly reports filed with the Securities and Exchange Commission for more information.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other REITs or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:
•FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular real estate investment trusts ("REITs"). FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business, earnings from consolidated partially owned entities and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.
•FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
•NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, impairments on depreciable real estate or land, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total property revenue, which the Company believes is useful to investors for similar reasons.
•Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, which total 68 properties for the quarters ended December 31, 2023 and 2022 and 66 properties for the years ended December 31, 2023 and 2022. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired, sold, or that are in the foreclosure process during the periods being compared. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition, disposition, or foreclosure of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-property NOI may include other adjustments as detailed in the Reconciliation of Net Income to NOI and same-property NOI included in the tables accompanying this press release. We also present this metric excluding the collection of amounts previously deemed uncollectible.
•EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax (benefit) expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of December 31, 2023, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics
The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.
Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio leased occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which total 68 properties for the quarters ended December 31, 2023 and 2022 and 66 properties for the years ended December 31, 2023 and 2022. Occupancy metrics presented for the Company's same-property portfolio exclude properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold, and properties that are in the foreclosure process during the periods being compared.
Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.
The Company occasionally provides disclosures by tenant categories which include anchors, shops and industrial/self-storage. Anchors and shops are further broken down by local, regional, and national tenants. We define anchor tenants as those who have a leased area of >10,000 sf. Local tenants are defined as those with less than five locations. Regional tenants are those with five or more locations in a single region. National tenants are defined as those with five or more locations and operate in two or more regions.

Reconciliation of Net Income to FFO and FFO as Adjusted
The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the quarters and years ended December 31, 2023 and 2022, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of FFO and FFO as Adjusted.

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2023	2022	2023	2022
Net income	$231,919	$14,331	$259,876	$47,339
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(10,688)	(547)	(11,899)	(1,895)
Consolidated subsidiaries	4	(109)	520	726
Net income attributable to common shareholders	221,235	13,675	248,497	46,170
Adjustments:
Rental property depreciation and amortization	31,105	24,605	107,695	97,460
Gain on sale of real estate(6)	(217,352)	—	(217,708)	(353)
Real estate impairment loss(2)	—	—	34,055	—
Limited partnership interests in operating partnership	10,688	547	11,899	1,895
FFO Applicable to diluted common shareholders	45,676	38,827	184,438	145,172
FFO per diluted common share(1)	0.37	0.32	1.51	1.19
Adjustments to FFO:
Loss (gain) on extinguishment of debt(7)	1,396	—	(41,144)	—
Impact of property in foreclosure(3)	1,139	—	3,060	—
Transaction, severance and litigation expenses	315	3,132	2,039	4,938
Real estate tax settlements related to prior periods	—	(1,232)	—	(1,232)
Tax Impact of Shops at Caguas financing(5)	—	—	16,302	—
Income tax refund related to prior periods	—	—	(684)	—
Tenant bankruptcy settlement income	(7)	—	(114)	(36)
Termination fees and non-cash adjustments, net(4)	(603)	(149)	(847)	(384)
Litigation settlement income	(10,000)	—	(10,000)	—
FFO as Adjusted applicable to diluted common shareholders	$37,916	$40,578	$153,050	$148,458
FFO as Adjusted per diluted common share(1)	$0.31	$0.33	$1.25	$1.21

Weighted Average diluted common shares(1)	122,063	122,160	122,064	122,318
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the quarters and years ended December 31, 2023 and December 31, 2022, respectively are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) During the year ended December 31, 2023, the Company recognized an impairment charge reducing the carrying value of Kingswood Center, an office and retail property located in Brooklyn, NY.
(3) In April 2023, the Company notified the lender of its mortgage secured by Kingswood Center that the cash flows generated by the property are insufficient to cover the debt service and that the Company is unwilling to fund future shortfalls. As such, the Company defaulted on the loan and adjusted for the default interest incurred for the second quarter of 2023. The Company determined it is appropriate to exclude the operating results of Kingswood Center from FFO as Adjusted as the property is in the foreclosure process.
(4) Includes the acceleration and write-off of lease intangibles related to tenant bankruptcies and terminations, net of termination payments, and write-offs and reinstatements of receivables arising from the straight-lining of rents for tenants moved to and from the cash basis of accounting. The $0.6 million adjustment to FFO in calculating FFO as Adjusted is net of the portion attributable to the noncontrolling interest in Sunrise Mall.
(5) Amount reflects the tax-related impact of the $43 million gain on extinguishment of debt related to the Shops at Caguas loan refinancing that occurred in August 2023.
(6) The Company recognized a gain on sale of real estate for the quarter and year ended December 31, 2023 related to the disposition of the East Hanover Warehouses portfolio, Freeport Commons, and a parcel located on our Tonnelle Commons property.
(7) Includes prepayment penalties and write-offs of unamortized debt issuance costs related to the payoff of mortgage loans prior to maturity.

Reconciliation of Net Income to NOI and Same-Property NOI
The following table reflects the reconciliation of net income to NOI, same-property NOI and same-property NOI including properties in redevelopment for the quarters and years ended December 31, 2023 and 2022, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of NOI and same-property NOI.

	Quarter Ended December 31,		Year Ended December 31,
(Amounts in thousands)	2023	2022	2023	2022
Net income	$231,919	$14,331	$259,876	$47,339
Depreciation and amortization	31,460	24,871	108,979	98,432
Interest and debt expense	22,515	15,468	74,945	58,979
General and administrative expense	9,167	11,480	37,070	43,087
Loss (gain) on extinguishment of debt	1,396	—	(41,144)	—
Real estate impairment loss	—	—	34,055	—
Income tax (benefit) expense	(10)	641	17,800	2,903
Interest income	(1,397)	(394)	(3,037)	(1,107)
Non-cash revenue and expenses	(3,837)	(1,969)	(11,610)	(8,257)
Other (income) expense(5)	(9,775)	175	(9,097)	(125)
Gain on sale of real estate	(217,352)	—	(217,708)	(353)
NOI	64,086	64,603	250,129	240,898
Adjustments:
Tenant bankruptcy settlement income and lease termination income	(183)	(704)	(1,428)	(822)
Sunrise Mall net operating (income) loss(4)	501	(794)	2,427	2,544
Real estate tax settlements related to prior periods	—	(1,441)	—	(1,441)
Non-same property NOI and other(1)	(11,019)	(7,170)	(43,176)	(35,503)
Same-property NOI(2)	$53,385	$54,494	$207,952	$205,676
NOI related to properties being redeveloped	4,902	4,557	23,686	20,364
Same-property NOI including properties in redevelopment(3)	$58,287	$59,051	$231,638	$226,040
(1) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired, disposed, or that are in the foreclosure process during the periods being compared.
(2) Excluding the collection of amounts previously deemed uncollectible, the decrease would have been 0.1% compared to the fourth quarter of
2022 and an increase of 2.9% compared to the year ended December 31, 2022.
(3) Excluding the collection of amounts previously deemed uncollectible, the increase would have been 0.6% compared to the fourth quarter of
2022 and 4.3% compared to the year ended December 31, 2022.
(4) Net operating loss/(income) at Sunrise Mall for the fourth quarter and full-year 2022 includes real estate tax settlements of $1.3 million related to the 2022 calendar year. Excluding the impact of the 2022 real estate tax settlements, net operating loss for the quarter and year ended December 31, 2022 is $0.6 million and $3.9 million, respectively.
(5) Includes $10 million of litigation settlement income received in the fourth quarter of 2023.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre
The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the quarters and years ended December 31, 2023 and 2022, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of EBITDAre and Adjusted EBITDAre.

	Quarter Ended December 31,		Year Ended December 31,
(Amounts in thousands)	2023	2022	2023	2022
Net income	$231,919	$14,331	$259,876	$47,339
Depreciation and amortization	31,460	24,871	108,979	98,432
Interest and debt expense	22,515	15,468	74,945	58,979
Income tax (benefit) expense	(10)	641	17,800	2,903
Gain on sale of real estate	(217,352)	—	(217,708)	(353)
Real estate impairment loss	—	—	34,055	—
EBITDAre	68,532	55,311	277,947	207,300
Adjustments for Adjusted EBITDAre:
Loss (gain) on extinguishment of debt	1,396	—	(41,144)	—
Transaction, severance and litigation expenses	315	3,132	2,039	4,938
Real estate tax settlements related to prior periods	—	(1,441)	—	(1,441)
Tenant bankruptcy settlement income	(7)	—	(114)	(36)
Impact of property in foreclosure(1)	(325)	—	(641)	—
Termination fee and non-cash adjustments(2)	(770)	(149)	(1,014)	(384)
Litigation settlement income	(10,000)	—	(10,000)	—
Adjusted EBITDAre	$59,141	$56,853	$227,073	$210,377
(1) Adjustment reflects the operating income for Kingswood Center for the quarter and year ended December 31, 2023, excluding $1.5 million and $3.7 million, respectively, of interest and debt expense that is already adjusted for the purposes of calculating EBITDAre. See footnote 3 on page 7 for additional information.
(2) Includes the acceleration and write-off of lease intangibles related to tenant bankruptcies and terminations, net of termination payments, and write-offs and reinstatements of receivables arising from the straight-lining of rents for tenants moved to and from the cash basis of accounting. The adjustment to EBITDAre in calculating Adjusted EBITDAre is inclusive of the portion attributable to the noncontrolling interest in the Sunrise Mall.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.
The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.uedge.com as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following the Company's press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on owning, managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the Washington, D.C. to Boston corridor. Urban Edge owns 76 properties totaling 17.1 million square feet of gross leasable area.

FORWARD-LOOKING STATEMENTS
Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition, business and targeted occupancy may differ materially from those expressed in these forward-looking statements. You can identify many of these statements by words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) macroeconomic conditions, including geopolitical conditions and instability, which may lead to rising inflation and disruption of, or lack of access to, the capital markets, as well as potential volatility in the Company’s share price; (ii) the economic, political and social impact of, and uncertainty relating to, epidemics and pandemics; (iii) the loss or bankruptcy of major tenants; (iv) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (v) the impact of e-commerce on our tenants’ business; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates, rising inflation, and other factors; (ix) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; (xv) the loss of key executives; and (xvi) the accuracy of methodologies and estimates regarding our environmental, social and governance (“ESG”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on our ESG efforts. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the year ended December 31, 2023.
We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements included in this Press Release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
As of December 31, 2023

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2023. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 5 and 10 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the quarter and year ended December 31, 2023
(in thousands, except per share, sf, rent psf and financial ratio data)

Quarter ended	Year ended
Summary Financial Results	December 31, 2023	December 31, 2023
Total revenue	$116,582	$416,922
General & administrative expenses (G&A)	$9,167	$37,070
Recurring G&A(10)	$8,852	$35,031
Net income attributable to common shareholders	$221,235	$248,497
Earnings per diluted share	$1.88	$2.11
Adjusted EBITDAre(7)	$59,141	$227,073
Funds from operations (FFO)	$45,676	$184,438
FFO per diluted common share	$0.37	$1.51
FFO as Adjusted	$37,916	$153,050
FFO as Adjusted per diluted common share	$0.31	$1.25
Total dividends paid per share	$0.16	$0.64
Stock closing price low-high range (NYSE)	$14.47 to $18.68	$13.25 to $18.68
Weighted average diluted shares used in EPS computations(1)	117,641	117,597
Weighted average diluted common shares used in FFO computations(1)	122,063	122,064

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	76 / 73
Gross leasable area (GLA) sf - retail portfolio(3)(5)	15,522,000
Weighted average annual rent psf - retail portfolio(3)(5)	$19.93
Consolidated portfolio leased occupancy at end of period(9)	91.0%
Consolidated retail portfolio leased occupancy at end of period(5)	95.9%
Same-property portfolio leased occupancy at end of period(2)	96.0%
Same-property physical occupancy at end of period(4)(2)	92.8%
Same-property NOI growth(2)	(2.0)%	1.1%
Same-property NOI growth, including redevelopment properties	(1.3)%	2.5%
NOI margin	62.4%	63.3%
Same-property expense recovery ratio	79.7%	82.4%
Same-property, including redevelopment, expense recovery ratio	77.6%	80.7%
New, renewal and option rent spread - cash basis(8)	18.1%	11.9%
New, renewal and option rent spread - GAAP basis(8)	23.6%	16.2%
Net debt to total market capitalization(6)	39.2%	39.2%
Net debt to Adjusted EBITDAre(6)	6.6	x	6.9	x
Adjusted EBITDAre to interest expense(7)	2.8	x	3.2	x
Adjusted EBITDAre to fixed charges(7)	2.3	x	2.5	x

(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the fourth quarter and year ended December 31, 2023, respectively are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) The same-property pool for both NOI and occupancy includes properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the GLA is taken out of service and also excludes properties acquired, sold, or that are in the foreclosure process during the periods being compared.
(3) GLA - retail portfolio excludes 0.1 million square feet of industrial property, 1.2 million square feet for Sunrise Mall, 0.1 million square feet for Kingswood Center and 0.1 million square feet of self-storage. The weighted average annual rent per square foot for our industrial portfolio was $13.35.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls (excluding Sunrise Mall and Kingswood Center) and excludes industrial and self-storage.
(6) See computation for the quarter ended December 31, 2023 on page 18. Net debt to Adjusted EBITDAre is calculated based on fourth quarter 2023 annualized Adjusted EBITDAre.
(7) See computation on page 16.
(8) See computation on page 22.
(9) Excluding Sunrise Mall and Kingswood Center consolidated portfolio leased occupancy is 95.9%.
(10) Recurring G&A for the quarter ended December 31, 2023 excludes $0.3 million of transaction, severance and litigation expenses. Recurring G&A for the year ended December 31, 2023 excludes $0.9 million of transaction, severance and litigation expenses and $1.1 million of executive transition costs.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of December 31, 2023 and December 31, 2022
(in thousands, except share and per share amounts)

	December 31,	December 31,
	2023	2022
ASSETS
Real estate, at cost:
Land	$635,905	$535,770
Buildings and improvements	2,678,076	2,468,385
Construction in progress	262,275	314,190
Furniture, fixtures and equipment	9,923	8,539
Total	3,586,179	3,326,884
Accumulated depreciation and amortization	(819,243)	(791,485)
Real estate, net	2,766,936	2,535,399
Operating lease right-of-use assets	56,988	64,161
Cash and cash equivalents	101,123	85,518
Restricted cash	73,125	43,256
Tenant and other receivables	14,712	17,523
Receivables arising from the straight-lining of rents	60,775	64,713
Identified intangible assets, net of accumulated amortization of $51,399 and $40,983, respectively	113,897	62,856
Deferred leasing costs, net of accumulated amortization of $21,428 and $20,107, respectively	27,698	26,799
Prepaid expenses and other assets	64,555	77,207
Total assets	$3,279,809	$2,977,432

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,578,110	$1,691,690
Unsecured credit facility borrowings	153,000	—
Operating lease liabilities	53,863	59,789
Accounts payable, accrued expenses and other liabilities	102,997	102,519
Identified intangible liabilities, net of accumulated amortization of $46,610 and $40,816, respectively	170,411	93,328
Total liabilities	2,058,381	1,947,326
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 117,652,656 and 117,450,951 shares issued and outstanding, respectively	1,175	1,173
Additional paid-in capital	1,011,942	1,011,293
Accumulated other comprehensive income	460	629
Accumulated earnings (deficit)	137,113	(36,104)
Noncontrolling interests:
Operating partnership	55,355	39,209
Consolidated subsidiaries	15,383	13,906
Total equity	1,221,428	1,030,106
Total liabilities and equity	$3,279,809	$2,977,432

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the quarter and year ended December 31, 2023 and 2022
(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
REVENUE
Rental revenue	$106,253	$101,331	$406,112	$396,376
Other income	10,329	262	10,810	1,562
Total revenue	116,582	101,593	416,922	397,938
EXPENSES
Depreciation and amortization	31,460	24,871	108,979	98,432
Real estate taxes	16,909	14,202	64,889	61,864
Property operating	18,811	17,861	68,563	74,334
General and administrative	9,167	11,480	37,070	43,087
Real estate impairment loss	—	—	34,055	—
Lease expense	3,164	3,133	12,634	12,460
Total expenses	79,511	71,547	326,190	290,177
Gain on sale of real estate	217,352	—	217,708	353
Interest income	1,397	394	3,037	1,107
Interest and debt expense	(22,515)	(15,468)	(74,945)	(58,979)
(Loss) gain on extinguishment of debt	(1,396)	—	41,144	—
Income before income taxes	231,909	14,972	277,676	50,242
Income tax benefit (expense)	10	(641)	(17,800)	(2,903)
Net income	231,919	14,331	259,876	47,339
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(10,688)	(547)	(11,899)	(1,895)
Consolidated subsidiaries	4	(109)	520	726
Net income attributable to common shareholders	$221,235	$13,675	$248,497	$46,170

Earnings per common share - Basic:	$1.88	$0.12	$2.11	$0.39
Earnings per common share - Diluted:	$1.88	$0.12	$2.11	$0.39
Weighted average shares outstanding - Basic	117,548	117,385	117,506	117,366
Weighted average shares outstanding - Diluted	117,641	121,588	117,597	121,640

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the quarter and year ended December 31, 2023 and 2022
(in thousands)

	Quarter Ended December 31,		Percent Change	Year Ended December 31,		Percent Change
	2023	2022		2023	2022
Composition of NOI(1)
Property rentals	$75,871	$72,264		$291,590	$282,777
Tenant expense reimbursements	27,111	27,000		105,749	104,551
Rental revenue deemed collectible (uncollectible)	(317)	170		(2,370)	851
Total property revenue	102,665	99,434	3.2%	394,969	388,179	1.7%
Property operating	(19,296)	(18,306)		(70,477)	(76,133)
Real estate taxes(3)	(16,908)	(14,202)		(64,887)	(61,864)
Lease expense	(2,375)	(2,323)		(9,476)	(9,284)
Total property operating expenses	(38,579)	(34,831)	10.8%	(144,840)	(147,281)	(1.7)%
NOI(1)	$64,086	$64,603	(0.8)%	$250,129	$240,898	3.8%

NOI margin (NOI / Total property revenue)	62.4%	65.0%		63.3%	62.1%

Same-property NOI(1)(2)
Property rentals	$61,513	$61,631		$237,351	$234,369
Tenant expense reimbursements	22,453	22,704		87,309	88,449
Rental revenue deemed collectible (uncollectible)	(161)	368		(1,036)	1,332
Total property revenue	83,805	84,703		323,624	324,150
Real estate taxes	(13,099)	(13,655)		(51,515)	(51,261)
Property operating	(14,712)	(14,006)		(53,775)	(57,031)
Lease expense	(2,609)	(2,548)		(10,382)	(10,182)
Total property operating expenses	(30,420)	(30,209)		(115,672)	(118,474)
Same-property NOI(1)(2)	$53,385	$54,494	(2.0)%	$207,952	$205,676	1.1%

NOI related to properties being redeveloped(2)	4,902	4,557		23,686	20,364
Same-property NOI including properties in redevelopment(1)	$58,287	$59,051	(1.3)%	$231,638	$226,040	2.5%

Same-property physical occupancy	92.8%	91.9%		92.7%	91.9%
Same-property leased occupancy	96.0%	95.0%		96.0%	95.0%
Number of properties included in same-property analysis	68			66

(1) NOI excludes non-cash revenue and expenses. Refer to page 8 for a reconciliation of net income to NOI and same-property NOI.
(2) Excludes NOI related to properties acquired, disposed, or that are in the foreclosure process during the periods being compared and Sunrise Mall.
(3) Includes real estate tax settlement adjustments totaling $2.3 million and $2.7 million for the quarter and year ended December 31, 2022, respectively, in connection with successful appeals. Excluding these adjustments, the NOI margin is 62.7% and 61.3% for the quarter and year ended December 31, 2022, respectively.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the quarter and year ended December 31, 2023 and 2022
(in thousands)

	Quarter Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022
Net income	$231,919		$14,331		$259,876		$47,339
Depreciation and amortization	31,460		24,871		108,979		98,432
Interest expense	21,469		14,501		70,820		55,557
Amortization of deferred financing costs	1,046		967		4,125		3,422
Real estate impairment loss	—		—		34,055		—
Income tax (benefit) expense	(10)		641		17,800		2,903
Gain on sale of real estate	(217,352)		—		(217,708)		(353)
EBITDAre	68,532		55,311		277,947		207,300
Adjustments for Adjusted EBITDAre:
Loss (gain) on extinguishment of debt	1,396		—		(41,144)		—
Transaction, severance and litigation expenses	315		3,132		2,039		4,938
Real estate tax settlements related to prior periods	—		(1,441)		—		(1,441)
Tenant bankruptcy settlement income	(7)		—		(114)		(36)
Impact of property in foreclosure(1)	(325)		—		(641)		—
Termination fee and non-cash adjustments(2)	(770)		(149)		(1,014)		(384)
Litigation settlement income	(10,000)		—		(10,000)		—
Adjusted EBITDAre	$59,141		$56,853		$227,073		$210,377

Interest expense	$21,469		$14,501		$70,820		$55,557

Adjusted EBITDAre to interest expense	2.8	x	3.9	x	3.2	x	3.8	x

Fixed charges
Interest expense	$21,469		$14,501		$70,820		$55,557
Scheduled principal amortization	4,250		4,277		19,724		17,409
Total fixed charges	$25,719		$18,778		$90,544		$72,966

Adjusted EBITDAre to fixed charges	2.3	x	3.0	x	2.5	x	2.9	x

(1) Adjustment reflects the operating income for Kingswood Center for the quarter and year ended December 31, 2023, excluding $1.5 million and $3.7 million, respectively, of interest and debt expense that is already adjusted for the purposes of calculating EBITDAre. See footnote 3 on page 7 for additional information.
(2) Includes the acceleration and write-off of lease intangibles related to tenant bankruptcies and terminations, net of termination payments, and write-offs and reinstatements of receivables arising from the straight-lining of rents for tenants moved to and from the cash basis of accounting. The adjustment to EBITDAre in calculating Adjusted EBITDAre is inclusive of the portion attributable to the noncontrolling interest in the Sunrise Mall.

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the quarter and year ended December 31, 2023
(in thousands, except per share amounts)

	Quarter Ended December 31, 2023		Year Ended December 31, 2023
	(in thousands)	(per share)(2)	(in thousands)	(per share)(2)
Net income	$231,919	$1.90	$259,876	$2.13
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(10,688)	(0.09)	(11,899)	(0.10)
Consolidated subsidiaries	4	—	520	—
Net income attributable to common shareholders	221,235	1.81	248,497	2.03
Adjustments:
Rental property depreciation and amortization	31,105	0.25	107,695	0.88
Gain on sale of real estate(7)	(217,352)	(1.78)	(217,708)	(1.78)
Real estate impairment loss(3)	—	—	34,055	0.28
Limited partnership interests in operating partnership(1)	10,688	0.09	11,899	0.10
FFO applicable to diluted common shareholders	45,676	0.37	184,438	1.51
Adjustments to FFO:
Loss (gain) on extinguishment of debt(8)	1,396	0.01	(41,144)	(0.34)
Impact of property in foreclosure(4)	1,139	0.01	3,060	0.03
Transaction, severance and litigation expenses	315	—	2,039	0.02
Tax impact of Shops at Caguas financing(6)	—	—	16,302	0.13
Income tax refund related to prior periods	—	—	(684)	(0.01)
Tenant bankruptcy settlement income	(7)	—	(114)	—
Termination fees and non-cash adjustments, net(5)	(603)	—	(847)	(0.01)
Litigation settlement income	(10,000)	(0.08)	(10,000)	(0.08)
FFO as Adjusted applicable to diluted common shareholders	$37,916	$0.31	$153,050	$1.25

Weighted average diluted shares used to calculate EPS	117,640		117,597
Assumed conversion of OP and LTIP Units to common shares	4,423		4,467
Weighted average diluted common shares - FFO	122,063		122,064
(1) Represents earnings allocated to LTIP and OP unitholders for unissued common shares, which have been excluded for purposes of calculating earnings per diluted share for the periods presented because they are anti-dilutive.
(2) Individual items may not add up due to total rounding.
(3) During the year ended December 31, 2023, the Company recognized an impairment charge reducing the carrying value of Kingswood Center, an office and retail property located in Brooklyn, NY.
(4) In April 2023, the Company notified the lender of its mortgage secured by Kingswood Center that the cash flows generated by the property are insufficient to cover the debt service and that the Company is unwilling to fund future shortfalls. As such, the Company defaulted on the loan and adjusted for the default interest incurred for the second quarter of 2023. The Company determined it is appropriate to exclude the operating results of Kingswood Center from FFO as Adjusted as the property is in the foreclosure process.
(5) Includes the acceleration and write-off of lease intangibles related to tenant bankruptcies and terminations, net of termination payments, and write-offs and reinstatements of receivables arising from the straight-lining of rents for tenants moved to and from the cash basis of accounting. The $0.6 million adjustment to FFO in calculating FFO as Adjusted is net of the portion attributable to the noncontrolling interest in Sunrise Mall.
(6) Amount reflects the tax-related impact of the $43 million gain on extinguishment of debt related to the Shops at Caguas loan refinancing that occurred in August 2023.
(7) The Company recognized a gain on sale of real estate for the quarter and year ended December 31, 2023 related to the disposition of the East Hanover Warehouses portfolio, Freeport Commons, and a parcel located on our Tonnelle Commons property.
(8) Includes prepayment penalties and write-offs of unamortized debt issuance costs related to the payoff of mortgage loans prior to maturity.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of December 31, 2023
(in thousands, except share amounts and market price)

	December 31, 2023
Closing market price of common shares	$18.30

Basic common shares	117,652,656
OP and LTIP units	5,659,781
Diluted common shares	123,312,437

Equity market capitalization	$2,256,618

Total consolidated debt(1)	$1,743,735
Cash and cash equivalents including restricted cash	(174,248)
Net debt	$1,569,487

Net Debt to annualized Adjusted EBITDAre(2)	6.6	x

Total consolidated debt(1)	$1,743,735
Equity market capitalization	2,256,618
Total market capitalization	$4,000,353

Net debt to total market capitalization at applicable market price	39.2%

Cash and cash equivalents including restricted cash	$174,248
Available under unsecured credit facility(3)	616,940
Total liquidity	$791,188

(1) Total consolidated debt excludes unamortized debt issuance costs of $12.6 million.
(2) Net debt to Adjusted EBITDAre is calculated based on fourth quarter 2023 annualized Adjusted EBITDAre.
(3) Availability is net of letters of credit issued. During the year, the Company obtained five letters of credit aggregating $30.1 million which were provided to mortgage lenders to secure its obligations for certain capital requirements per the respective loan agreements. On October 23, 2023, the Company used the line of credit to partially finance two acquisitions. As of December 31, 2023, the Company has $153 million of outstanding borrowings under the unsecured line of credit.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Rental revenue:
Property rentals(1)	$79,945	$75,056	$304,772	$292,235
Tenant expense reimbursements	26,625	26,105	103,709	103,291
Rental revenue deemed collectible (uncollectible)	(317)	170	(2,369)	850
Total rental revenue	$106,253	$101,331	$406,112	$396,376

Composition of Rental Revenue for the Quarter Ended December 31, 2023

(in thousands)	Quarter Ended December 31, 2023
Collected property rentals and tenant expense reimbursements from fourth quarter billings	$95,031
Uncollected property rentals and tenant expense reimbursements from fourth quarter billings
Uncollectible	901
Collectible	4,971
Total property rentals and tenant expense reimbursements before non-cash adjustments from fourth quarter billings(2)	100,903
Non-cash adjustments(3)	5,667
Rental revenue deemed uncollectible	(317)
Total rental revenue recognized	$106,253

Composition of Rental Revenue Deemed (Collectible) Uncollectible

(in thousands)	Quarter Ended December 31, 2023
Rental revenue deemed (collectible) uncollectible
Amounts billed in fourth quarter deemed uncollectible	$901
Amounts billed prior to fourth quarter now deemed uncollectible	104
Recovery of amounts deemed uncollectible in prior periods	(688)
Total rental revenue deemed uncollectible(4)	$317

Tenant and Other Receivables

As of December 31, 2023
(in thousands)
Tenant and other receivables billed	$20,302
Revenue deemed uncollectible	(5,590)
Tenant and other receivables deemed collectible	$14,712

(1) Percentage rents for the quarter and year ended December 31, 2023 were $1.3 million and $3.6 million, respectively, and $1.4 million and $3.9 million for the same periods in 2022.
(2) Total fourth quarter billings include $2.5 million of gross amounts billed for leases with rental revenue being recognized on a cash-basis. As of December 31, 2023, the Company had 54 leases with rental revenue being recognized on a cash-basis, which represented approximately 2.5% of total portfolio ABR.
(3) Amount comprises straight-line rents, amortization of lease intangibles, credits for tenant abatements and accrued unbilled amounts during the fourth quarter.
(4) Rental revenue deemed uncollectible pertaining to cash basis tenants was an expense of $0.2 million consisting of $0.5 million of charges, offset by $0.3 million of amounts recovered in the quarter.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

Status of Rent Deferrals
As of December 31, 2023, the Company has executed or approved deferral agreements amounting to $10.1 million with a weighted average remaining payback period of 23 months and has collected 99% of the deferral payments due:

	As of December 31, 2023
(in thousands)	Unbilled(1)	Rebilled and Collected	Rebilled and Uncollected	Total(8)
Accrual basis(2)	$—	$8,307	$26	$8,333
Cash basis	286	1,338	96	1,720
Total	$286	$9,645	$122	$10,053

	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Certain Non-Cash Items:
Straight-line rents(3)	$901	$498	$3,687	$2,020
Amortization of below-market lease intangibles, net(3)	2,997	1,598	8,181	6,660
Lease expense GAAP adjustments(4)	(60)	(126)	(258)	(422)
Amortization of deferred financing costs(5)	(1,046)	(967)	(4,125)	(3,422)
Capitalized interest(5)	2,830	2,590	11,208	8,512
Share-based compensation expense(6)	(1,788)	(2,809)	(7,811)	(10,486)

Capital Expenditures:(7)
Development and redevelopment costs	$19,537	$19,845	$83,397	$77,360
Maintenance capital expenditures	10,257	20,649	27,487	36,285
Leasing commissions	1,432	540	4,741	1,439
Tenant improvements and allowances	1,376	560	4,840	2,399
Total capital expenditures	$32,602	$41,594	$120,465	$117,483

	December 31, 2023	December 31, 2022
Accounts Payable, Accrued Expenses and Other Liabilities:
Deferred tenant revenue	$34,840	$28,468
Accrued capital expenditures and leasing costs	23,044	35,732
Accrued interest payable	11,190	10,789
Accrued payroll expenses	9,371	9,527
Other liabilities and accrued expenses	14,245	6,939
Security deposits	7,279	8,048
Finance lease liability	3,028	3,016
Total accounts payable, accrued expenses and other liabilities	$102,997	$102,519
(1) Unbilled amounts are for rent deferrals which have been executed or approved but are not yet due based on the repayment terms.
(2) Includes vacated and inactive tenants.
(3) Amounts included in the financial statement line item "Rental revenue" on the consolidated statements of income. During the three and twelve months ended December 31, 2023, the Company wrote-off $0.2 million and $0.4 million, respectively, of receivables arising from the straight-lining of rents, net of reinstatements for tenants moved to cash basis accounting. During the three and twelve months ended December 31, 2022, the Company reinstated $0.1 million and $0.4 million, respectively, of receivables arising from the straight-lining of rents, net of write-offs for tenants moved back to accrual basis accounting.
(4) Amounts consist of amortization of below-market ground lease intangibles and straight-line lease expense, and are included in the financial statement line item "Lease expense" on the consolidated statements of income.
(5) Amounts included in the financial statement line item "Interest and debt expense" on the consolidated statements of income.
(6) Amounts included in the financial statement line item "General and administrative" on the consolidated statements of income.
(7) Amounts presented on a cash basis.
(8) During the year, the Company executed an amendment with a tenant to forgive their remaining deferred rents, reducing the total deferral amount by $1.7 million.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of December 31, 2023

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The TJX Companies(2)	22	723,350	4.3%	$15,550,436	5.1%	$21.50	4.6
The Home Depot	6	770,742	4.6%	12,894,810	4.3%	16.73	9.0
Kohl's	9	855,561	5.1%	9,530,400	3.2%	11.14	6.2
Best Buy	9	409,641	2.4%	9,370,878	3.1%	22.88	4.0
Lowe's Companies	6	976,415	5.8%	8,946,256	3.0%	9.16	4.0
Burlington	8	441,270	2.6%	7,839,712	2.6%	17.77	5.4
Walmart	5	708,435	4.2%	7,479,449	2.5%	10.56	4.4
PetSmart	12	278,451	1.6%	7,300,512	2.4%	26.22	4.3
ShopRite	5	361,683	2.1%	6,531,257	2.2%	18.06	10.8
BJ's Wholesale Club	4	454,297	2.7%	5,808,618	1.9%	12.79	6.3
Ahold Delhaize (Stop & Shop)	5	362,696	2.1%	5,454,430	1.8%	15.04	5.3
Target Corporation	4	476,146	2.8%	5,290,952	1.8%	11.11	11.2
The Gap(3)	13	192,137	1.1%	5,216,358	1.7%	27.15	2.0
LA Fitness	6	287,420	1.7%	5,053,088	1.7%	17.58	5.7
Amazon(4)	3	145,279	0.9%	4,717,885	1.6%	32.47	7.2
Dick's Sporting Goods	5	235,058	1.4%	4,238,079	1.4%	18.03	7.7
Nordstrom	3	106,720	0.6%	3,389,314	1.1%	31.76	6.3
AMC	1	85,000	0.5%	3,267,502	1.1%	38.44	6.0
Bob's Discount Furniture	4	170,931	1.0%	3,251,494	1.1%	19.02	5.3
24 Hour Fitness	1	53,750	0.3%	2,700,000	0.9%	50.23	8.0
Staples	6	128,355	0.8%	2,637,951	0.9%	20.55	1.9
Anthropologie	1	31,450	0.2%	2,531,725	0.8%	80.50	4.8
Planet Fitness	5	101,046	0.6%	2,495,296	0.8%	24.69	7.0
Five Below	9	85,098	0.5%	2,462,114	0.8%	28.93	5.4
DSW	5	102,059	0.6%	2,382,247	0.8%	23.34	6.4

Total/Weighted Average	157	8,542,990	50.5%	$146,340,763	48.6%	$17.13	5.9

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (14), T.J. Maxx (3), HomeGoods (3) and Homesense (2).
(3) Includes Old Navy (8), Gap (4) and Banana Republic (1).
(4) Includes Whole Foods (2) and Amazon Fresh (1).

Note: Amounts shown in the table above include all retail properties (excluding Kingswood Center), including those in redevelopment. Amounts are presented on a cash basis other than tenants in free rent periods which are shown at their initial cash rent. The table excludes executed leases that have not yet rent commenced.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the quarter and year ended December 31, 2023

	Quarter Ended December 31, 2023		Year Ended December 31, 2023
	GAAP(2)	Cash(1)	GAAP(2)	Cash(1)
New leases
Number of new leases executed	22	22	64	64
Total square feet	233,598	233,598	486,201	486,201
Number of same space leases	19	19	49	49
Same space square feet	220,696	220,696	418,322	418,322
Prior rent per square foot	$17.44	$18.05	$21.32	$22.43
New rent per square foot	$26.10	$24.82	$29.64	$27.86
Same space weighted average lease term (years)	9.6	9.6	9.7	9.7
Same space TIs per square foot	N/A	$26.23	N/A	$26.12
Rent spread	49.7%	37.5%	39.0%	24.2%

Renewals & Options
Number of leases executed	29	29	110	110
Total square feet	413,027	413,027	1,519,738	1,519,738
Number of same space leases	29	29	110	110
Same space square feet	413,027	413,027	1,519,738	1,519,738
Prior rent per square foot	$19.19	$19.19	$22.10	$22.10
New rent per square foot	$21.29	$20.80	$24.35	$23.95
Same space weighted average lease term (years)	6.1	6.1	5.8	5.8
Same space TIs per square foot	N/A	$—	N/A	$3.07
Rent spread	10.9%	8.4%	10.2%	8.4%

Total New Leases and Renewals & Options
Number of leases executed	51	51	174	174
Total square feet	646,625	646,625	2,005,939	2,005,939
Number of same space leases	48	48	159	159
Same space square feet	633,723	633,723	1,938,060	1,938,060
Prior rent per square foot	$18.58	$18.79	$21.93	$22.17
New rent per square foot	$22.96	$22.20	$25.49	$24.80
Same space weighted average lease term (years)	7.3	7.3	6.6	6.6
Same space TIs per square foot	N/A	$9.14	N/A	$8.05
Rent spread	23.6%	18.1%	16.2%	11.9%
(1) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry. New rent is the rent paid at commencement.
(2) Rents are calculated on a straight-line (GAAP) basis.

URBAN EDGE PROPERTIES
LEASES EXECUTED BUT NOT YET RENT COMMENCED
As of December 31, 2023

The Company has signed leases that have not yet rent commenced that are expected to generate an additional $26.8 million of future annual gross rent, representing approximately 11% of NOI generated for the year ended December 31, 2023. Approximately $21.3 million of this amount pertains to leases included in Active Redevelopment Projects on page 30. National and regional tenants represent 85% of the leased but not yet rent commenced pipeline. The below table illustrates the incremental gross rent expected to be recognized for the next three years, in the respective periods, from commencement of these leases.

Leases Executed But Not Yet Rent Commenced
Gross Rent ($ in millions)
$30
$25
$20
$15
$10
$5
$0
$6.2
2.5
3.7
$19.3
4.8
14.5
$26.8
5.5
21.3
2024
2025
2026
Year
Leases included in development
Other Leases

Gross rents illustrated in the table above and their impact on same-property metrics in the respective years, based on the full-year 2023 property pools, are as follows:

(in thousands)	2024	2025	2026
Same-property	$4,900	$12,800	$16,500

The below table summarizes the changes in annualized gross rent from leases executed but not yet rent commenced since September 30, 2023:

(in thousands)	Annualized Gross Rent
Leases executed but not yet rent commenced as of September 30, 2023	$27,200
Less: Leases commenced during the fourth quarter	(8,300)
Plus: Leases executed during the fourth quarter	7,900
Leases executed but not yet rent commenced as of December 31, 2023	$26,800

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of December 31, 2023

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	2	34,000	0.3%	$30.49	33	88,000	3.4%	$29.27	35	122,000	0.8%	$29.61
2024	13	549,000	4.2%	13.45	48	130,000	5.0%	37.54	61	679,000	4.4%	18.06
2025	30	1,263,000	9.8%	15.72	80	255,000	9.9%	37.88	110	1,518,000	9.8%	19.44
2026	23	771,000	6.0%	19.67	91	299,000	11.6%	38.34	114	1,070,000	6.9%	24.89
2027	28	1,087,000	8.4%	12.13	90	300,000	11.6%	35.54	118	1,387,000	8.9%	17.19
2028	28	1,028,000	7.9%	20.78	73	259,000	10.0%	41.29	101	1,287,000	8.3%	24.91
2029	50	2,111,000	16.3%	20.43	70	265,000	10.3%	40.89	120	2,376,000	15.3%	22.71
2030	21	1,329,000	10.3%	10.87	32	109,000	4.2%	47.53	53	1,438,000	9.3%	13.65
2031	16	1,071,000	8.3%	14.63	20	72,000	2.8%	34.38	36	1,143,000	7.4%	15.87
2032	10	311,000	2.4%	16.60	42	148,000	5.7%	32.71	52	459,000	3.0%	21.80
2033	19	690,000	5.3%	15.89	34	118,000	4.6%	38.03	53	808,000	5.2%	19.12
2034	20	780,000	6.0%	20.13	34	121,000	4.7%	38.16	54	901,000	5.8%	22.55
Thereafter	26	1,591,000	12.3%	17.33	23	100,000	3.9%	34.79	49	1,691,000	10.8%	18.36
Subtotal/Average	286	12,615,000	97.5%	$16.70	670	2,264,000	87.7%	$37.90	956	14,879,000	95.9%	$19.93
Vacant	14	324,000	2.5%	N/A	134	319,000	12.3%	N/A	148	643,000	4.1%	N/A
Total/Average	300	12,939,000	100%	N/A	804	2,583,000	100%	N/A	1,104	15,522,000	100%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.

Note: Amounts shown in the table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and Kingswood Center and includes properties in redevelopment) and excludes 58,000 sf of self-storage space. The average base rent for our 127,000 square-foot warehouse property (excluded from the table above) is $13.35 per square foot as of December 31, 2023.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL OPTIONS
As of December 31, 2023

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	2	34,000	0.3%	$30.49	33	88,000	3.4%	$29.27	35	122,000	0.8%	$29.61
2024	4	98,000	0.8%	12.91	42	114,000	4.4%	38.35	46	212,000	1.4%	26.59
2025	10	284,000	2.2%	20.69	50	145,000	5.6%	42.75	60	429,000	2.8%	28.15
2026	4	72,000	0.6%	25.76	48	132,000	5.1%	44.79	52	204,000	1.3%	38.08
2027	2	24,000	0.2%	19.58	47	120,000	4.6%	37.31	49	144,000	0.9%	34.35
2028	3	184,000	1.4%	18.19	40	113,000	4.4%	42.52	43	297,000	1.9%	27.44
2029	15	437,000	3.4%	22.77	32	96,000	3.7%	45.00	47	533,000	3.4%	26.77
2030	11	301,000	2.3%	21.23	29	95,000	3.7%	42.26	40	396,000	2.6%	26.28
2031	11	291,000	2.2%	23.37	33	98,000	3.8%	41.95	44	389,000	2.5%	28.05
2032	8	284,000	2.2%	18.54	33	108,000	4.2%	38.69	41	392,000	2.5%	24.09
2033	16	508,000	3.9%	28.75	24	76,000	2.9%	56.20	40	584,000	3.8%	32.32
2034	18	555,000	4.3%	22.10	33	135,000	5.2%	43.83	51	690,000	4.4%	26.35
Thereafter	182	9,543,000	73.7%	24.18	226	944,000	36.7%	47.44	408	10,487,000	67.6%	26.27
Subtotal/Average	286	12,615,000	97.5%	$23.77	670	2,264,000	87.7%	$44.12	956	14,879,000	95.9%	$26.87
Vacant	14	324,000	2.5%	N/A	134	319,000	12.3%	N/A	148	643,000	4.1%	N/A
Total/Average	300	12,939,000	100%	N/A	804	2,583,000	100%	N/A	1,104	15,522,000	100%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and Kingswood Center and includes properties in redevelopment) and excludes 58,000 sf of self-storage space. The average base rent for our 127,000 square-foot warehouse property (excluded from the table above) is $19.66 per square foot as of December 31, 2023.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of December 31, 2023
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants

RETAIL PORTFOLIO:
California:
Walnut Creek (Mt. Diablo)(4)	7,000	100.0%	$69.26	—	Sweetgreen
Walnut Creek (Olympic)	31,000	100.0%	80.50	—	Anthropologie
Connecticut:
Newington Commons	189,000	90.0%	9.50	$15,920	Walmart, Staples
Maryland:
Goucher Commons	155,000	92.5%	26.52	—	Sprouts, HomeGoods, Five Below, Ulta, Kirkland's, DSW, Golf Galaxy
Rockville Town Center	98,000	100.0%	16.51	—	Regal Entertainment Group
Wheaton (leased through 2060)(3)	66,000	100.0%	18.35	—	Best Buy
Woodmore Towne Centre	712,000	97.7%	18.07	$117,200	Costco, Wegmans, At Home, Best Buy, LA Fitness, Nordstrom Rack
Massachusetts:
Cambridge (leased through 2033)(3)	48,000	100.0%	28.06	—	PetSmart, Central Rock Gym
Gateway Center(6)	640,000	100.0%	9.69	—	Costco, Target, Home Depot, Total Wine
Shoppers World(6)	752,000	100.0%	22.50	—	T.J. Maxx, Marshalls, Home Sense, Sierra Trading, Public Lands, Golf Galaxy, Nordstrom Rack, Hobby Lobby, AMC, Kohl's, Best Buy
The Shops at Riverwood	79,000	100.0%	24.95	$21,326	Price Rite, Planet Fitness, Goodwill
Wonderland Marketplace	140,000	100.0%	14.05	—	Big Lots, Planet Fitness, Marshalls, Get Air
Missouri:
Manchester Plaza	131,000	100.0%	11.91	$12,500	Pan-Asia Market, Academy Sports, Bob's Discount Furniture
New Hampshire:
Salem (leased through 2102)(3)	39,000	100.0%	10.40	—	Fun City
New Jersey:
Bergen Town Center - East	253,000	92.1%	21.97	—	Lowe's, Best Buy, REI
Bergen Town Center - West	1,018,000	96.3%	32.05	$290,000	Target, Whole Foods Market, Burlington, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Kohl's
Briarcliff Commons	180,000	94.8%	24.65	—	Uncle Giuseppe's, Kohl's
Brick Commons	273,000	98.7%	21.07	$47,683	ShopRite, Kohl's, Marshalls, Old Navy
Brunswick Commons	427,000	100.0%	15.16	$63,000	Lowe's, Kohl's, Dick's Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
Carlstadt Commons (leased through 2050)(3)	78,000	98.3%	24.26	—	Stop & Shop
Garfield Commons	298,000	100.0%	16.28	$39,607	Walmart, Burlington, Marshalls, PetSmart, Ulta
Greenbrook Commons	170,000	95.9%	18.64	$25,065	BJ's Wholesale Club, Aldi
Hackensack Commons	275,000	99.2%	25.89	$66,400	The Home Depot, 99 Ranch, Staples, Petco
Hanover Commons	343,000	99.3%	21.86	$61,324	The Home Depot, Dick's Sporting Goods, Saks Off Fifth, Marshalls
Hazlet	95,000	100.0%	3.96	—	Stop & Shop(5)
Hudson Commons	236,000	100.0%	14.02	$26,930	Lowe's, P.C. Richard & Son
Hudson Mall	381,000	83.0%	18.34	—	Marshalls, Big Lots, Retro Fitness, Staples, Old Navy

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of December 31, 2023
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Kearny Commons	121,000	100.0%	24.47	—	LA Fitness, Marshalls, Ulta
Kennedy Commons	62,000	100.0%	15.56	—	Food Bazaar
Lodi Commons	43,000	100.0%	20.69	—	Dollar Tree
Manalapan Commons	200,000	93.7%	23.17	—	Best Buy, Raymour & Flanigan, PetSmart, Avalon Flooring, Atlantic Health (lease not commenced), national apparel retailer (lease not commenced)
Marlton Commons	214,000	100.0%	16.69	$36,725	ShopRite, Kohl's, PetSmart
Millburn	104,000	89.5%	29.05	$22,015	Trader Joe's, CVS, PetSmart
Montclair	18,000	100.0%	32.00	$7,250	Whole Foods Market
Paramus (leased through 2033)(3)	63,000	100.0%	49.97	—	24 Hour Fitness
Plaza at Cherry Hill	417,000	83.1%	13.42	—	Aldi, Total Wine, LA Fitness, Raymour & Flanigan, Guitar Center, Sam Ash Music
Plaza at Woodbridge	331,000	81.2%	20.36	$52,278	Best Buy, Raymour & Flanigan, Lincoln Tech, UFC Gym (lease not commenced), and buybuy Baby
Rockaway River Commons	189,000	96.8%	15.25	$26,763	ShopRite, T.J. Maxx
Rutherford Commons	196,000	100.0%	13.32	$23,000	Lowe's
Stelton Commons (leased through 2039)(3)	56,000	100.0%	21.77	—	Staples, Party City
Tonnelle Commons	410,000	100.0%	22.04	$97,115	BJ's Wholesale Club, Walmart, PetSmart
Totowa Commons	272,000	93.4%	21.74	$50,800	The Home Depot, Staples, national tenant (lease not commenced)
Town Brook Commons	231,000	97.0%	13.45	$30,229	Stop & Shop, Kohl's
Union (Vauxhall)	232,000	100.0%	17.85	$45,202	The Home Depot
West Branch Commons	279,000	96.1%	16.07	—	Lowe's, Burlington
West End Commons	241,000	100.0%	11.80	$24,196	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis
Woodbridge Commons	225,000	100.0%	13.59	$22,100	Walmart, Dollar Tree, Advance Auto Parts
New York:
Amherst Commons	312,000	90.1%	10.74	—	BJ's Wholesale Club, Burlington, LA Fitness
Bruckner Commons(6)	351,000	85.5%	35.55	—	ShopRite, Burlington
Shops at Bruckner(6)	113,000	100.0%	39.04	$37,817	Aldi, Marshalls, Five Below, Old Navy
Burnside Commons	100,000	89.3%	17.40	—	Bingo Wholesale (leased not commenced)
Cross Bay Commons	44,000	95.8%	40.80	—	Northwell Health
Dewitt (leased through 2041)(3)	46,000	100.0%	19.36	—	Best Buy
Forest Commons	165,000	96.6%	25.02	—	Western Beef, Planet Fitness, Advance Auto Parts, NYC Public School
Gun Hill Commons	81,000	100.0%	38.03	$23,696	Aldi, Planet Fitness
Henrietta Commons(leased through 2056)(3)	165,000	97.9%	4.69	—	Kohl's
Huntington Commons	208,000	96.5%	21.81	$43,704	ShopRite, Marshalls, Old Navy, Petco, Burlington
Kingswood Crossing	107,000	84.4%	44.42	—	Target, Marshalls, Maimonides Medical, Visiting Nurse Services (lease not commenced)
Meadowbrook Commons (leased through 2040)(3)	44,000	100.0%	22.31	—	Bob's Discount Furniture
Mount Kisco Commons	189,000	100.0%	17.63	$11,098	Target, Stop & Shop

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of December 31, 2023
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
New Hyde Park (leased through 2029)(3)	101,000	100.0%	21.93	—	Stop & Shop
Yonkers Gateway	448,000	94.9%	20.16	$23,148	Burlington, Marshalls, Homesense, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema
Pennsylvania:
Broomall Commons(6)	168,000	75.8%	16.40	—	Amazon Fresh, Planet Fitness, PetSmart, Nemours Children's Hospital
Lincoln Plaza	228,000	100.0%	5.27	—	Lowe's, Community Aid, Mattress Firm
MacDade Commons	102,000	100.0%	12.96	—	Walmart
Marten Commons	185,000	100.0%	15.14	—	Kohl's, Ross Dress for Less, Staples, Petco
Springfield (leased through 2025)(3)	41,000	100.0%	25.29	—	PetSmart
Wilkes-Barre Commons	184,000	100.0%	13.12	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco, Wren Kitchen
Wyomissing (leased through 2065)(3)	76,000	100.0%	14.83	—	LA Fitness, PetSmart
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	15.96	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	7.79	—	BJ's Wholesale Club
Puerto Rico:
Shops at Caguas	356,000	90.6%	30.02	$82,000	Sector Sixty6, Forever 21, Old Navy
The Outlets at Montehiedra(6)	531,000	95.4%	21.75	$75,590	The Home Depot, Marshalls, Caribbean Cinemas, Old Navy, Ralph's Food Warehouse (lease not commenced), T.J. Maxx (lease not commenced), Burlington (lease not commenced)
Total Retail Portfolio	15,522,000	95.9%	$19.93	$1,521,681
INDUSTRIAL:
Lodi Route 17	127,000	100.0%	13.35	—	AAA Wholesale Group
Total Industrial	127,000	100.0%	$13.35	—

Kingswood Center(6)	129,000	73.5%	26.61	$69,054	T.J. Maxx, Visiting Nurse Service of NY
Sunrise Mall(4)(6)(8)	1,228,000	30.5%	10.55	—	Macy's, Dick's Sporting Goods, Dave & Busters, Home Goods

Total Urban Edge Properties	17,006,000	91.0%	$19.69	$1,590,735
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease, excluding temporary tenants. The Company also excludes 58,000 sf of self-storage from the report above.
(2) Weighted average annual rent per square foot including ground leases and executed leases for which rent has not commenced is calculated by annualizing tenant's current base rent (excluding any free rent periods), and excluding tenant reimbursements, concessions and storage rent. Excluding the ground leases where the Company is the lessor, the weighted average annual rent per square foot for our retail portfolio is $22.47 per square foot.
(3) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration.
(4) We own 95% of Walnut Creek (Mt. Diablo) and 82.5% of Sunrise Mall with the remaining portions in each case owned by joint venture partners.
(5) The tenant never commenced operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property NOI for the quarter ended December 31, 2023 and 2022.
(7) Mortgage debt balances exclude unamortized debt issuance costs.
(8) A portion of the property is under a ground lease through 2069.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the year ended December 31, 2023
(dollars in thousands)

2023 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Price
6/21/2023	Sunrise Mall (Ground Lease)(1)	Massapequa	NY	—	$2,000
10/23/2023	Shoppers World	Framingham	MA	752,000	$240,900
10/23/2023	Gateway Center	Everett	MA	640,000	$68,100

2023 Property Dispositions:
Date Disposed	Property Name	City	State	GLA	Price
10/20/23	East Hanover Warehouses	East Hanover	NJ	1,218,000	$217,500
12/13/23	Tonnelle Commons (Self Storage)(2)	North Bergen	NJ	75,000	$22,000
12/29/23	Freeport Commons	Freeport	NY	173,000	$78,500
(1) Pertains to the buyout and termination of a ground lease for certain land parcels at our Sunrise Mall property in which the Company previously held a lessee position.
(2) Disposed of a portion of the property.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of December 31, 2023
(in thousands, except square footage data)

ACTIVE PROJECTS	Estimated Gross Cost(1)		Incurred as of 12/31/23	Target Stabilization(2)	Description and status
Bruckner Commons (Phase A)(5)	$38,700		$20,500	2Q25	Retenanting former Kmart box with Target
Bruckner Commons (Phase B)(5)	18,400		200	4Q25	Redeveloping Toys "R" Us box with 20,000 sf of retail and restaurant pads
Huntington Commons (Phase B)(3)	13,300		11,400	2Q24	Backfilling the relocated Marshalls box with Burlington (open), as well as additional center repositioning and renovations
The Outlets at Montehiedra (Phase C)(5)	12,600		5,300	3Q24	Demising and retenanting former Kmart box with Ralph's Food Warehouse and Urology Hub
Hudson Mall(3)	9,700		6,200	1Q25	Retenanting former Toys "R" Us box
Manalapan Commons (Phase B)(3)	7,500		100	3Q25	Backfilling vacant Bed Bath & Beyond with 25,000± sf national apparel retailer and remaining 12,000± sf
The Outlets at Montehiedra (Phase E)(5)	7,400		100	2Q25	Backfilling Tiendas Capri with 33,000 sf Burlington
Marlton Commons(3)	7,300		1,600	2Q25	Redeveloping Friendly's with new 10,700± sf multi-tenant pad (First Watch and Cava executed)
Burnside Commons(3)	6,900		3,900	3Q24	Retenanting anchor vacancy with Bingo Wholesale
The Outlets at Montehiedra (Phase D)(5)	6,800		500	3Q24	Retenanting 24,000 sf of vacant Kmart box with T.J. Maxx
Totowa Commons (Phase A)(3)	5,700		100	4Q25	Backfilling former Bed Bath & Beyond box with single national credit tenant
Kingswood Crossing(3)	5,100		300	1Q25	Backfilling 21,000 sf vacancy with Visiting Nurse Service of NY
Brick Commons(3)	4,500		1,500	2Q25	Replacing Santander Bank with two quick service restaurants (Shake Shack and First Watch executed)
Walnut Creek(3)	3,500		2,300	4Q24	Retenanting former Z Gallerie with Sweetgreen (open) and Ronbow
Amherst Commons(3)	3,100		—	1Q26	Backfilling vacant anchor with Bob's Discount Furniture and remaining 24,000± sf
Totowa Commons (Phase B)(3)	3,100		300	1Q26	Retenanting vacant Marshall's with 27,000 sf Lidl and remaining 18,000± sf
Bergen Town Center (Phase D)(3)	2,700		100	1Q25	Backfilling former Neiman Marcus with World Market
Yonkers Gateway Center (Phase B)(3)	2,600		—	3Q25	Relocating Red Wing Shoes, adding Dave's Hot Chicken into vacant shop space and expanding Best Buy in former Red Wing Shoes
The Outlets at Montehiedra (Phase B)(5)	2,200		100	2Q25	Developing new 6,000± sf pad for Texas Roadhouse
Huntington Commons (Phase D)(3)	2,000		100	2Q25	Retenanting former bank pad with Starbucks and Yoga Six
Yonkers Gateway Center (Phase A)(3)	1,700		900	1Q24	Retenanting end cap space with Wren Kitchens
Bergen Town Center (Phase C)(3)	1,700		200	1Q25	Backfilling vacant restaurant space with Ani Ramen and retenanting former Qdoba with Bluestone Lane
Manalapan Commons (Phase A)(3)	1,600		200	4Q24	Backfilling vacant A.C. Moore space with 18,000 sf Atlantic Health
Total	$168,100	(4)	$55,900
(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 31. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics for the quarter ended December 31, 2023.
(4) The estimated, unleveraged yield for total Active projects is 15% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Active projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces is based on the total NOI directly attributable to the project and the estimated project costs.
(5) Results from these properties are included in our same-property including redevelopment metrics for the quarter ended December 31, 2023.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of December 31, 2023
(in thousands, except square footage data)

2023 COMPLETED PROJECTS	Estimated Gross Cost(1)		Incurred as of 12/31/23	Stabilization(2)	Description and status
Shops at Caguas(3)	$14,000		$13,900	4Q23	Retenanted 123,000 sf Kmart box with Sector Sixty6
Shops at Bruckner (Phase B)(6)	11,300		11,200	4Q23	Retenanted with Aldi and Lot Less
Goucher Commons(3)	3,100		3,000	4Q23	Backfilled 22,000 sf Staples box with Golf Galaxy
Briarcliff Commons (Phase B)(3)	2,900		2,900	4Q23	Developed new 3,500 sf pad for CityMD
Plaza at Cherry Hill (Phase B)(3)	1,300		1,100	4Q23	Backfilled 25,000 sf vacancy with Savers Thrift
Huntington Commons (Phase C)(3)	4,200		3,700	4Q23	Redemised former Outback to create three small shop spaces (Cycle Bar, GolfTec and IStretch+ executed)
Greenbrook Commons(3)	1,200		900	4Q23	Backfilled Unique Thrift with Aldi
The Outlets at Montehiedra (Phase A)(6)	10,600		10,500	2Q23	Constructed new 14,000 sf building for Walgreens and Global Mattress and new 3,000 sf pad for Arby's
Broomall Commons (Phase B)(6)	4,100		4,100	2Q23	Retenanted 19,000 sf Giant Food space with Nemours Children's Health
Plaza at Cherry Hill (Phase A)(3)	2,800		2,500	2Q23	Relocated and expanded Total Wine
Mount Kisco Commons(3)	3,100		2,800	1Q23	Converted former sit-down restaurant into Chipotle and Dunkin'

Total	$58,600	(4)	$56,600

FUTURE REDEVELOPMENT(5)	Location	Opportunity
Bergen Town Center(3)	Paramus, NJ	Develop a mix of uses including residential, hotel, and/or office; common area improvements and enhancements to improve merchandising
Brunswick Commons(3)	East Brunswick, NJ	Develop new pad
Hudson Mall(3)	Jersey City, NJ	Reposition and renovate including amenity upgrades and consideration of alternate uses
The Plaza at Cherry Hill(3)	Cherry Hill, NJ	Renovate exterior of center and common areas
Sunrise Mall	Massapequa, NY	Redevelop mall including consideration of alternate uses

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics for the quarter ended December 31, 2023.
(4) The estimated unleveraged yield for Completed projects is 10% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.
(5) The Company has identified future redevelopment opportunities which are, or will soon be, in planning phases and as such, may not ultimately become active projects. Proceeding with these investments is subject to many factors outside of the Company's control, and it is possible that municipal or other approvals may delay or suspend our ability to proceed with such plans. The execution of these projects is discretionary and we are under no current obligation to fund these projects.
(6) Results from these properties are included in our same-property including redevelopment metrics for the quarter ended December 31, 2023.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of December 31, 2023 and December 31, 2022
(in thousands)

	December 31, 2023	December 31, 2022
Secured fixed rate debt	$1,462,766	$1,540,293
Secured variable rate debt	127,969	159,198
Unsecured variable rate debt	153,000	—
Total debt	$1,743,735	$1,699,491

% Secured fixed rate debt	83.9%	90.6%
% Secured variable rate debt	7.3%	9.4%
% Unsecured variable rate debt	8.8%	—%
Total	100%	100%

Secured mortgage debt	$1,590,735	$1,699,491
Unsecured debt(1)	153,000	—
Total debt	$1,743,735	$1,699,491

% Secured mortgage debt	91.2%	100%
% Unsecured mortgage debt	8.8%	—%
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	5 years	4.1 years
Weighted average remaining maturity on unsecured debt	4.1 years	N/A

Total market capitalization (see page 18)	$4,000,353

% Secured mortgage debt	39.8%
% Unsecured debt	3.8%
Total debt : Total market capitalization	43.6%

Weighted average interest rate on secured mortgage debt(2)	5.01%	4.28%
Weighted average interest rate on unsecured debt(2)	6.56%	—%
Total debt	5.14%	4.28%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.

(1) As of December 31, 2023, there is $153 million outstanding on our unsecured $800 million line of credit bearing interest at 6.56%. The agreement has a maturity date of February 9, 2027 with two six-month extension options. Borrowings under the agreement bear interest at Secured Overnight Financing Rate ("SOFR") plus an applicable margin of 1.05% to 1.50% and an annual facility fee of 15 to 30 basis points based on our current leverage ratio. During the year, the Company obtained five letters of credit aggregating $30.1 million which were provided to mortgage lenders to secure its obligations for certain capital requirements per the respective loan agreements. The letters of credit remain undrawn but have reduced the amount available under the facility commensurate with their issued amounts.
(2) Weighted average interest rate is calculated based on balances outstanding at the respective dates.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of December 31, 2023 and December 31, 2022
(dollars in thousands)

Property	Maturity Date	Rate	December 31, 2023	December 31, 2022	Percent of Debt at December 31, 2023
Hudson Mall	12/1/23	—%	$—	$21,380	—%
Yonkers Gateway Center	4/6/24	4.16%	23,148	24,996	1.5%
Hudson Commons(1)	11/15/24	7.34%	26,930	27,482	1.7%
Greenbrook Commons(1)	11/15/24	7.34%	25,065	25,581	1.6%
Gun Hill Commons(1)	12/1/24	7.34%	23,696	24,188	1.5%
Brick Commons	12/10/24	3.87%	47,683	48,636	3.0%
Plaza at Cherry Hill(2)	6/15/25	—%	—	29,000	—%
West End Commons	12/10/25	3.99%	24,196	24,658	1.5%
Town Brook Commons	12/1/26	3.78%	30,229	30,825	1.9%
Rockaway River Commons	12/1/26	3.78%	26,763	27,291	1.7%
Hanover Commons	12/10/26	4.03%	61,324	62,453	3.9%
Tonnelle Commons	4/1/27	4.18%	97,115	98,870	6.1%
Manchester Plaza	6/1/27	4.32%	12,500	12,500	0.8%
Millburn Gateway Center	6/1/27	3.97%	22,015	22,489	1.4%
Plaza at Woodbridge(3)	6/8/27	5.26%	52,278	52,947	3.3%
Totowa Commons	12/1/27	4.33%	50,800	50,800	3.2%
Woodbridge Commons	12/1/27	4.36%	22,100	22,100	1.4%
Brunswick Commons	12/6/27	4.38%	63,000	63,000	4.0%
Rutherford Commons	1/6/28	4.49%	23,000	23,000	1.4%
Kingswood Center(5)	2/6/28	5.07%	69,054	69,935	4.3%
Hackensack Commons	3/1/28	4.36%	66,400	66,400	4.2%
Marlton Commons	12/1/28	3.86%	36,725	37,400	2.3%
East Hanover Warehouses(8)	12/1/28	—%	—	40,700	—%
Union (Vauxhall)	12/10/28	4.01%	45,202	45,600	2.8%
The Shops at Riverwood	6/24/29	4.25%	21,326	21,466	1.3%
Shops at Bruckner(6)	7/1/29	6.00%	37,817	9,020	2.4%
Huntington Commons	12/5/29	6.29%	43,704	—	2.7%
Freeport Commons(9)	12/10/29	—%	—	43,100	—%
Bergen Town Center(10)	4/10/30	6.30%	290,000	300,000	18.0%
The Outlets at Montehiedra	6/1/30	5.00%	75,590	77,531	4.8%
Montclair(4)	8/15/30	3.15%	7,250	7,250	0.5%
Garfield Commons	12/1/30	4.14%	39,607	40,300	2.5%
Woodmore Towne Centre	1/6/32	3.39%	117,200	117,200	7.4%
Newington Commons	7/1/33	6.00%	15,920	—	1.0%
Shops at Caguas(7)	8/1/33	6.60%	82,000	119,633	5.2%
Mount Kisco Commons	11/15/34	6.40%	11,098	11,760	0.7%
Total mortgage debt		5.01%	$1,590,735	$1,699,491	100%
Unamortized debt issuance costs			(12,625)	(7,801)
Total mortgage debt, net			$1,578,110	$1,691,690

(1)Bears interest at one month SOFR plus 200 bps. The Company paid off the loan prior to maturity on January 2, 2024.
(2)The Company paid off the loan prior to maturity on June 23, 2023.
(3)Bears interest at one month SOFR plus 226 bps. The variable component of the debt is hedged with an interest rate cap agreement to limit SOFR to a maximum of 3%, which expires July 1, 2025.
(4)Bears interest at SOFR plus 257 bps. The fixed and variable components of the debt are hedged with an interest rate swap agreement, fixing the rate at 3.15%, which expires at the maturity of the loan.
(5)In April 2023, the Company notified the servicer that the cash flows generated by the property are insufficient to cover the debt service and that it is unwilling to fund the shortfalls. In May 2023, the mortgage was transferred to special servicing at the Company's request.
(6)On June 23, 2023, the Company refinanced the mortgage on our Shops at Bruckner property with a new 6-year, $38 million loan.
(7)On August 30, 2023, the Company refinanced the mortgage on our Shops at Caguas property with a new 10-year, $82 million loan.
(8)On October 20, 2023, the Company completed the sale of East Hanover Warehouses for $217.5 million and used the proceeds to pay off the loan secured by the property at closing. In connection with the early payment, the Company recognized a $0.6 million loss on extinguishment of debt.
(9)On December 29, 2023, the Company completed the sale of Freeport Commons for $78.5 million and used the proceeds to pay off the loan secured by the property at closing. In connection with the early payment, the Company recognized a $0.8 million loss on extinguishment of debt.
(10)On April 6, 2023, the Company refinanced the mortgage on our Bergen Town Center property with a new 7-year, $290 million loan.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of December 31, 2023
(dollars in thousands)

Year	Amortization	Balloon Payments	Revolving Credit Facilities(1)	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2024(2)	$15,840	$143,706	$—	$856	$160,402	5.6%	9.2%
2025	14,696	23,260	—	820	38,776	4.3%	2.2%
2026	15,227	111,228	—	820	127,275	4.0%	7.3%
2027	10,871	306,780	—	820	318,471	4.5%	18.3%
2028	9,695	228,749	153,000	(30)	391,414	5.3%	22.4%
2029	7,935	95,887	—	(60)	103,762	5.8%	6.0%
2030	5,552	391,042	—	(60)	396,534	5.9%	22.7%
2031	3,741	—	—	(60)	3,681	6.5%	0.2%
2032	3,986	117,200	—	(60)	121,126	3.5%	6.9%
Thereafter	4,318	78,094	—	(118)	82,294	6.5%	4.8%
Total	$91,861	$1,495,946	$153,000	$2,928	$1,743,735	5.0%	100%
	Unamortized debt issuance costs				(12,625)
	Mortgage debt, net				$1,731,110

(1)Our $800 million revolving credit facility matures on February 9, 2027, plus two six-month extensions at our option, to February 9, 2028.
(2)On January 2, 2024, the Company repaid three variable rate mortgage loans, aggregating $75.7 million, due to mature in the fourth quarter of 2024.